UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	0-17733	55-0619957
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

25 Gatewater Road

Charleston, West Virginia, 25313

(Address of principal executive officers)

(304) 769-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99	News Release issued on July 19, 2004

Item 12. Results of Operations and Financial Condition.

On July 19, 2004, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99, announcing the Company’s second quarter 2004 earnings. Furnished as Exhibit 99 and incorporated herein by reference is the news release issued by the Company announcing its second quarter 2004 earnings.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING COMPANY

Date: July 20, 2004	By:	/s/ Michael D. Dean
Michael D. Dean Senior Vice President - Finance, Chief Accounting Officer and Duly Authorized Officer